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                                                                     Exhibit 4.9


                               THIRD AMENDMENT TO
             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET

         THIS THIRD AMENDMENT TO STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE-NET (this "Amendment") is made and entered into as of October 4, 2001, by and between HASERJIAN BROS. REALTY CO., a California general partnership ("Lessor"), and QIAGEN, INC. ("Lessee").

                                    RECITALS:

         A. Lessor and Lessee are parties to a certain Standard Industrial/Commercial Single- Tenant Lease-Net dated May 15, 1996, as amended by that certain First Amendment dated February 10, 1999 and that certain Second Amendment dated May 16, 2001 ("Second Amendment") (collectively, the "Original Lease") relating to the "Premises," as more particularly described therein. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings set forth in the Original Lease.

         B. Lessor and Lessee desire to amend the Original Lease as set forth in this Amendment (the Original Lease, as amended by this Amendment shall be referred to hereinafter as the "Lease").

         NOW, THEREFORE, for and in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, Lessee and Lessor agree as follows:

         1. Amendment of Paragraph 56. Lessee agrees that prior to the
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expiration or earlier termination of the Lease, Lessor has the right to require
Lessee to remove, on the expiration or earlier termination of the Lease, any or all of the leasehold improvements described in Paragraph 56 (LESSEE'S IMPROVEMENTS) of the Second Amendment.

         2. Effect of this Amendment. Except where conflicting or inconsistent
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with the express terms or manifest intent of this Amendment, all provisions of the Original Lease as in effect prior to this Amendment shall remain in full force and effect. Wherever there is a conflict or inconsistency between any of the provisions in this Amendment and the Original Lease, the provisions of this Amendment shall be deemed to govern and control. No party to this Amendment shall be deemed to waive any of the rights or remedies available to it under the Lease, all of which are expressly reserved.

         3. Miscellaneous.
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            (a)   Governing Law. This Amendment shall be governed by and
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construed in accordance with the laws of the State of California applicable to agreements negotiated executed and performed in California.

            (b)   Progressive Integration. The Original Lease, as modified only
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by the Amendment, together with the exhibits annexed thereto and hereto, contains all of the agreements of Lessee and Lessor with regard to the subject transactions, and supersedes all negotiations, discussions, understandings and agreements, whether written or oral, existing prior to the date of this Amendment.

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            (c)   Execution in Counterparts and by Facsimile. This Amendment may
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be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. A facsimile execution copy of this Amendment shall be binding and have the same force and effect as the original of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              LESSOR:        HASERJIAN BROS. REALTY CO.,
                                             a California general partnership

                                             By: /s/ Ted Haserjian
                                                 -----------------
                                             Name: Ted Haserjian
                                             Its: General Partner

                                             By: /s/ Harold Haserjian
                                                 --------------------
                                             Name: Harold Haserjian
                                             Its: General Partner



                              LESSEE:        QIAGEN, INC.



                                             By: /s/ Rosalie Duong
                                                 -----------------
                                             Name: Rosalie Duong
                                             Its: President

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